UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2016

Rackspace Hosting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34143	77-3016523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fanatical Place

City of Windcrest

San Antonio, Texas 78218

(Address of principal executive offices, including zip code)

(210) 312-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on August 26, 2016, Rackspace Hosting, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Inception Parent, Inc. (“Parent”) and Inception Merger Sub, Inc. (“Merger Sub”). In connection with obtaining the proposed financing to fund the acquisition of the Company by Parent and Merger Sub, the Company is furnishing certain information regarding its business to financial institutions. Since the information will be furnished to the financial institutions, the Company desires that the information be publicly disclosed.  This information is set forth on Exhibit 99.1 and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Some of the statements in this Item 8.01 and the documents referred to may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law. Additional information regarding potential risks that could cause the Company’s actual results to differ materially from these forward-looking statements is provided in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Disclosures regarding Rackspace Hosting, Inc.’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE HOSTING, INC.

By:	/s/ William Alberts
	Name:	William Alberts
	Title:	General Counsel — US, Senior Vice President
and Secretary

Date:  October 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosures regarding Rackspace Hosting, Inc.’s business.